UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 7, 2016, MVP REIT II, Inc., a Maryland corporation, along with MVP REIT, Inc. (“MVP”) executed a purchase agreement to sell real property located at 41 10th Street North, Minneapolis, Minnesota which consists of approximately 107,952 square feet including approximately 185 parking spaces (the “10th Street Lot”) for a purchase price of $5,800,000.  The purchase agreement provides that the buyer will pay approximately $1,740,000 in cash at the closing with the remaining approximately $4,060,000 being paid pursuant to a promissory note payable over a period of two years with interest only payments at a rate of 6.5% per annum.  The purchase is subject to a thirty day due diligence period.  In addition the property will be subject to a parking restriction agreement prohibiting the use as a paid public parking facility for a period of up to 20 years.

The 10th Street Lot along with the neighboring parking lot located at 1022 Hennepin Avenue, Minneapolis, Minnesota (the “Hennepin Lot”) was purchased on January 6, 2016 as part of a joint venture with MVP through a newly formed limited liability company of which MVPII owns 12.91%.  The total price for the two lots was approximately $15,495,000, plus closing costs, of which our share was approximately $2,000,000 plus our share of closing costs.   MVPII anticipates no gain or loss will be recognized on the sale of the 10th Street lot.  There can be no assurance when and if this sale will be completed.

Item 1.01 Entry Into a Material Definitive Agreement

In addition, MVP, through a subsidiary entity, entered into a purchase agreement effective as of March 9, 2016 to purchase a parking lot for approximately $5,675,000 in cash.  It is anticipated that MVPII will joint venture with MVP and that MVPII will own an approximate 10% interest in the subsidiary entity.

The parking lot is located in Cleveland, Ohio (the “lot”).   The lot consists of approximately 274 parking spaces.  It is anticipated that the lot will be leased to a national parking lot operator on terms to be negotiated.

The purchase is subject to satisfactory review and due diligence.  It is anticipated that the purchase will close in approximately 45 days, however, there can be no assurance when and if this acquisition will be completed.

Item 8.01 Other Events

As of March 11, 2016, MVPII has sold approximately 351,047 shares of its common stock which has resulted in a total of approximately $ 8,738,193 million raised in MVPII’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2016

MVP REIT II, INC.

By: __/s/ Tracee Gress_______________

Tracee Gress
Chief Financial Officer